                                                                     EXHIBIT 4.1


                                AEARO COMPANY I,
                                   as Issuer,


                                       AND


            THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,


                                       AND


                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee


                         ------------------------------

                                   INDENTURE

                           Dated as of April 7, 2004

                         ------------------------------


                                  $175,000,000


                         8 1/4% Senior Subordinated Notes
                                    due 2012






--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

  TIA                                                                                    Indenture
Section                                                                                   Section
-------                                                                                  ---------
310(a)(1)...............................................................................     7.10
     (a)(2).............................................................................     7.10
     (a)(3) ............................................................................     NA
     (a)(4).............................................................................     NA
     (a)(5).............................................................................     7.08; 7.10
     (b)................................................................................     7.08; 7.10;
                                                                                             14.02
     (c)................................................................................     NA
311(a)..................................................................................     7.11
     (b)................................................................................     7.11
     (c)................................................................................     NA
312(a)..................................................................................     2.05
     (b)................................................................................     14.03
     (c)................................................................................     14.03
313(a)..................................................................................     7.06
     (b)(1).............................................................................     NA
     (b)(2).............................................................................     7.06
     (c)................................................................................     7.06; 14.02
     (d)................................................................................     7.06
314(a)..................................................................................     4.09;
                                                                                             4.10;
                                                                                             14.02
     (b)................................................................................     NA
     (c)(1).............................................................................     7.02; 14.04
     (c)(2).............................................................................     7.02; 14.04
     (c)(3).............................................................................     NA
     (d)................................................................................     NA
     (e)................................................................................     14.05
     (f)................................................................................     NA
315(a)..................................................................................     7.01(b)
     (b)................................................................................     7.05; 14.02
     (c)................................................................................     7.01(a)
     (d)................................................................................     6.05; 7.01(c)
     (e)................................................................................     6.11
316(a)(last sentence) ..................................................................     2.09
     (a)(1)(A)..........................................................................     6.05
     (a)(1)(B)..........................................................................     6.04
     (a)(2).............................................................................     NA
     (b)................................................................................     6.07
317(a)(1)...............................................................................     6.08
     (a)(2).............................................................................     6.09
     (b)................................................................................     2.04
318(a) .................................................................................     14.01
     (c)................................................................................     14.01

------------------
NA means Not Applicable
NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a
                         part of this             Indenture./0

                                TABLE OF CONTENTS


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                                                            ARTICLE ONE

                                            DEFINITIONS AND INCORPORATION BY REFERENCE

   SECTION 1.01.           Definitions...........................................................................1
   SECTION 1.02.           Incorporation by Reference of TIA....................................................26
   SECTION 1.03.           Rules of Construction................................................................27

                                                            ARTICLE TWO

                                                          THE SECURITIES

   SECTION 2.01.           Form and Dating......................................................................27
   SECTION 2.02.           Execution and Authentication.........................................................29
   SECTION 2.03.           Registrar and Paying Agent...........................................................29
   SECTION 2.04.           Paying Agent To Hold Assets in Trust.................................................30
   SECTION 2.05.           Securityholder List..................................................................30
   SECTION 2.06.           Transfer and Exchange................................................................30
   SECTION 2.07.           Replacement Securities...............................................................31
   SECTION 2.08.           Outstanding Securities...............................................................31
   SECTION 2.09.           Treasury Securities..................................................................32
   SECTION 2.10.           Temporary Securities.................................................................32
   SECTION 2.11.           Cancellation.........................................................................32
   SECTION 2.12.           Defaulted Interest...................................................................32
   SECTION 2.13.           CUSIP and ISIN Numbers...............................................................32
   SECTION 2.14.           Deposit of Moneys....................................................................33
   SECTION 2.15.           Book-Entry Provisions for Global Securities..........................................33
   SECTION 2.16.           Special Transfer Provisions..........................................................34

                                                           ARTICLE THREE

                                                            REDEMPTION

   SECTION 3.01.           Notices to Trustee...................................................................37
   SECTION 3.02.           Selection of Securities To Be Redeemed...............................................37
   SECTION 3.03.           Notice of Redemption.................................................................38
   SECTION 3.04.           Effect of Notice of Redemption.......................................................39
   SECTION 3.05.           Deposit of Redemption Price..........................................................39
   SECTION 3.06.           Securities Redeemed in Part..........................................................39


                                      -ii-
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

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                                                           ARTICLE FOUR

                                                             COVENANTS

   SECTION 4.01.           Payment of Securities................................................................39
   SECTION 4.02.           Maintenance of Office or Agency......................................................40
   SECTION 4.03.           Limitation on Restricted Payments....................................................40
   SECTION 4.04.           Limitation on Indebtedness...........................................................43
   SECTION 4.05.           Corporate Existence..................................................................43
   SECTION 4.06.           Payment of Taxes and Other Claims....................................................43
   SECTION 4.07.           Maintenance of Properties and Insurance..............................................44
   SECTION 4.08.           Compliance Certificate; Notice of Default............................................44
   SECTION 4.09.           Compliance with Laws.................................................................45
   SECTION 4.10.           SEC Reports..........................................................................45
   SECTION 4.11.           Waiver of Stay, Extension or Usury Laws..............................................46
   SECTION 4.12.           Limitation on Transactions with Affiliates...........................................46
   SECTION 4.13.           Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries........48
   SECTION 4.14.           Limitation on Liens..................................................................49
   SECTION 4.15.           Change of Control....................................................................49
   SECTION 4.16.           Limitation on Asset Sales............................................................51
   SECTION 4.17.           Limitation on Preferred Stock of Subsidiaries........................................53
   SECTION 4.18.           Limitation on Incurrence of Senior Subordinated Debt.................................53
   SECTION 4.19.           Limitation of Guarantees by Restricted Subsidiaries..................................53

                                                           ARTICLE FIVE

                                                       SUCCESSOR CORPORATION

   SECTION 5.01.           Merger, Consolidation and Sale of Assets.............................................54
   SECTION 5.02.           Successor Corporation Substituted....................................................56

                                                            ARTICLE SIX

                                                       DEFAULT AND REMEDIES

   SECTION 6.01.           Events of Default....................................................................56
   SECTION 6.02.           Acceleration.........................................................................58
   SECTION 6.03.           Other Remedies.......................................................................58
   SECTION 6.04.           Waiver of Past Defaults..............................................................59
   SECTION 6.05.           Control by Majority..................................................................59
   SECTION 6.06.           Limitation on Suits..................................................................59
   SECTION 6.07.           Rights of Holders To Receive Payment.................................................60
   SECTION 6.08.           Collection Suit by Trustee...........................................................60
   SECTION 6.09.           Trustee May File Proofs of Claim.....................................................60
   SECTION 6.10.           Priorities...........................................................................60
   SECTION 6.11.           Undertaking for Costs................................................................61


                                     -iii-
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                                                           ARTICLE SEVEN

                                                              TRUSTEE

   SECTION 7.01.           Duties of Trustee....................................................................61
   SECTION 7.02.           Rights of Trustee....................................................................62
   SECTION 7.03.           Individual Rights of Trustee.........................................................63
   SECTION 7.04.           Trustee's Disclaimer.................................................................63
   SECTION 7.05.           Notice of Default....................................................................63
   SECTION 7.06.           Reports by Trustee to Holders........................................................64
   SECTION 7.07.           Compensation and Indemnity...........................................................64
   SECTION 7.08.           Replacement of Trustee...............................................................65
   SECTION 7.09.           Successor Trustee by Merger, Etc.....................................................66
   SECTION 7.10.           Eligibility; Disqualification........................................................66
   SECTION 7.11.           Preferential Collection of Claims Against Company....................................66
   SECTION 7.12.           Appointment of Co-Trustee............................................................66

                                                           ARTICLE EIGHT

                                              SATISFACTION AND DISCHARGE OF INDENTURE

   SECTION 8.01.           Legal Defeasance and Covenant Defeasance.............................................67
   SECTION 8.02.           Satisfaction and Discharge...........................................................69
   SECTION 8.03.           Survival of Certain Obligations......................................................70
   SECTION 8.04.           Acknowledgment of Discharge by Trustee...............................................70
   SECTION 8.05.           Application of Trust Moneys..........................................................70
   SECTION 8.06.           Repayment to the Company; Unclaimed Money............................................70
   SECTION 8.07.           Reinstatement........................................................................71

                                                           ARTICLE NINE

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

   SECTION 9.01.           Without Consent of Holders...........................................................71
   SECTION 9.02.           With Consent of Holders..............................................................72
   SECTION 9.03.           Compliance with TIA..................................................................73
   SECTION 9.04.           Revocation and Effect of Consents....................................................73
   SECTION 9.05.           Notation on or Exchange of Securities................................................73
   SECTION 9.06.           Trustee To Sign Amendments, Etc......................................................73

                                                            ARTICLE TEN

                                                    APPLICATION OF TRUST MONEYS

   SECTION 10.01.          "Trust Moneys" Defined...............................................................74
   SECTION 10.02.          Withdrawal of Net Cash Proceeds Following an Asset Sale Offer........................74
   SECTION 10.03.          Withdrawal of Trust Moneys for a Related Business Investment.........................75
   SECTION 10.04.          Withdrawal of Trust Moneys on Basis of Retirement of Securities......................75
   SECTION 10.05.          Investment of Trust Moneys...........................................................75


                                      -iv-
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                                                          ARTICLE ELEVEN

                                                           SUBORDINATION

   SECTION 11.01.          Securities Subordinated to Senior Indebtedness.......................................76
   SECTION 11.02.          No Payment on Securities in Certain Circumstances....................................76
   SECTION 11.03.          Payment Over of Proceeds upon Dissolution, Etc.......................................77
   SECTION 11.04.          Payments May Be Paid Prior to Dissolution............................................78
   SECTION 11.05.          Subrogation..........................................................................79
   SECTION 11.06.          Obligations of the Company Unconditional.............................................79
   SECTION 11.07.          Notice to Trustee....................................................................79
   SECTION 11.08.          Reliance on Judicial Order or Certificate of Liquidating Agent.......................80
   SECTION 11.09.          Trustee's Relation to Senior Indebtedness............................................80
   SECTION 11.10.          Subordination Rights Not Impaired by Acts or Omissions
                              of the Company or Holders of Senior Indebtedness..................................80
   SECTION 11.11.          Holders Authorize Trustee To Effectuate Subordination of Securities..................81
   SECTION 11.12.          This Article Eleven Not To Prevent Events of Default.................................81
   SECTION 11.13.          Trustee's Compensation Not Prejudiced................................................81

                                                          ARTICLE TWELVE

                                                             GUARANTEE

   SECTION 12.01.          Unconditional Guarantee..............................................................81
   SECTION 12.02.          Subordination of Guarantee...........................................................82
   SECTION 12.03.          Severability.........................................................................82
   SECTION 12.04.          Limitation of Guarantors' Liability..................................................82
   SECTION 12.05.          Waiver of Subrogation................................................................83
   SECTION 12.06.          Execution of Guarantee...............................................................83
   SECTION 12.07.          Waiver of Stay, Extension or Usury Laws..............................................83

                                                         ARTICLE THIRTEEN

                                              SUBORDINATION OF GUARANTEE OBLIGATIONS

   SECTION 13.01.          Guarantee Obligations Subordinated to Senior Indebtedness............................84
   SECTION 13.02.          No Payment on Guarantee Obligations in Certain Circumstances.........................84
   SECTION 13.03.          Payment Over of Proceeds upon Dissolution, Etc.......................................85
   SECTION 13.04.          Subrogation..........................................................................86
   SECTION 13.05.          Obligations of Guarantors Unconditional..............................................87
   SECTION 13.06.          Notice to Trustee....................................................................87
   SECTION 13.07.          Reliance on Judicial Order or Certificate of Liquidating Agent.......................87
   SECTION 13.08.          Trustee's Relation to Guarantor Senior Indebtedness..................................88
   SECTION 13.09.          Subordination Rights Not Impaired by Acts or Omissions of Guarantors
                              or Holders of Guarantor Senior Indebtedness.......................................88
   SECTION 13.10.          Holders Authorize Trustee To Effectuate Subordination of Guarantee...................89


                                      -v-
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                                                         ARTICLE FOURTEEN

                                                           MISCELLANEOUS

   SECTION 14.01.          TIA Controls.........................................................................89
   SECTION 14.02.          Notices..............................................................................89
   SECTION 14.03.          Communications by Holders with Other Holders.........................................90
   SECTION 14.04.          Certificate and Opinion as to Conditions Precedent...................................90
   SECTION 14.05.          Statements Required in Certificate or Opinion........................................91
   SECTION 14.06.          Rules by Trustee, Paying Agent, Registrar............................................91
   SECTION 14.07.          Legal Holidays.......................................................................91
   SECTION 14.08.          Governing Law........................................................................91
   SECTION 14.09.          No Adverse Interpretation of Other Agreements........................................91
   SECTION 14.10.          No Recourse Against Others...........................................................91
   SECTION 14.11.          Successors...........................................................................92
   SECTION 14.12.          Duplicate Originals..................................................................92
   SECTION 14.13.          Severability.........................................................................92

   SIGNATURES...................................................................................................93

Exhibit A       -     Form of Note with Guarantee
Exhibit B       -     Form of Legends
Exhibit C       -     Form of Certificate To Be Delivered in Connection with Transfers to
                      Non-QIB Accredited Investors
Exhibit D       -     Form of Certificate To Be Delivered in Connection with Transfers Pursuant to
                      Regulation S
Exhibit E       -     Form of Certificate To Be Delivered in Connection with Transfers of Temporary
                      Regulation S Global Note

Note:      This Table of Contents shall not, for any purpose, be deemed to part of this Indenture.


                  INDENTURE dated as of April 7, 2004, among AEARO COMPANY I, a Delaware corporation (the "Company"), the Guarantors from time to time party hereto and J.P. Morgan Trust Company, NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8 1/4% Senior Subordinated Notes due 2012:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

                  "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries or assumed by the referent Person or any Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by the referent Person or any Subsidiary of the referent Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Restricted Subsidiary of the referent Person or such acquisition, merger or consolidation.

                  "Additional Notes" has the meaning provided in Section 2.02.

                  "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning provided in Section 4.12.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than to the Company or to a direct or indirect Wholly-Owned Restricted Subsidiary of the Company of (i) any Capital Stock of any Restricted Subsidiary of the Company or (ii) any other property or assets of the Company or of any Restricted Subsidiary of the Company, other than with respect to this clause (ii) any such sale, conveyance, transfer, lease, assignment or other disposition of inventory or obsolete equipment in the ordinary course of business; provided, however, that Asset Sales shall not include:

                  (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000,

                  (b) the sale, conveyance, transfer, lease, assignment or other disposition of all or substantially all of the assets of the Company as permitted under Article Five and

                  (c) sales or grants of licenses to use patents, trade secrets, know-how and technology of the Company and its Restricted Subsidiaries to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.

                  "Asset Sale Offer" has the meaning set forth in Section 4.16.

                  "Available Proceeds Amount" has the meaning set forth in
Section 4.16.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Blockage Period" has the meaning provided in Section 11.02.

                  "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any day which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means

                  (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

                  (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means:

                  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                  (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 and at the time of purchase received one of the three highest ratings from S&P and Moody's; and

                  (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

provided that for purposes of the subordination provisions of Article Eleven and Article Thirteen, the term "Cash Equivalents" shall not include obligations of the type referred to in clause (e).

                  "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company):

                  (a) the Company or any of its Restricted Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person or group (other than a Wholly-Owned Restricted Subsidiary of the Company) of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons") other than one or more Permitted Holders; or

                  (b) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Indenture); or

                  (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company or one or more Permitted Holders)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing at least 50% of the voting power of the Capital Stock of the Company; or

                  (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  "Change of Control Date" has the meaning provided in Section 4.15.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Company Order" means a written order or request signed in the name of the Company by (i) its President, Chief Financial Officer, Vice President, Controller, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary or any other officer so authorized or (ii) an authorized signatory of any such officer (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

                  (a) Consolidated Net Income plus

                  (b) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income:

                           (i) all income taxes of such Person and its
                  Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, Consolidated Interest Expense and depreciation and amortization expense;

                           (ii) the amount of any non-cash restructuring reserve
                  or charge recorded during such period in accordance with GAAP;

                           (iii) fees permitted to be paid pursuant to clause
                  (xii) of Section 4.12(b);

                           (iv) due diligence and transaction expenses related
                  to the Merger, including payments under any management phantom equity plan terminated in connection therewith and any expense associated with the exercise of options;

                           (v) solely for periods ending on or prior to
                  September 30, 2004, lease renegotiation savings relating to the Southbridge, Massachusetts facility; and

                           (vi) other non-cash items (other than non-cash
                  interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") (but in no event ending more than 135 days prior to the date of such transaction or event) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (a) the Incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period,

                  (b) any asset sales or Asset Acquisitions or mergers or consolidations permitted under Section 5.01 (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person which becomes a Restricted Subsidiary as a result of any such Asset Acquisition) Incurring Acquired Indebtedness) which occurred at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted under
         Section 5.01, any operating expense or cost reduction of such Person or the Person to be acquired which will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation and for which pro forma calculations may be made on a basis consistent with Regulation S-X under the Exchange Act). If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (i) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

                  (ii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (a) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness) and

                  (b) the product of (x) the amount of all dividend payments on any series of Capital Stock (other than Qualified Capital Stock) of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person to a Wholly-Owned Restricted Subsidiary or such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication:

                  (a) all amortization of original issue discount;

                  (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period;

                  (c) net cash gain or loss under all Interest Swap Obligations (including amortization of fees);

                  (d) all capitalized interest;

                  (e) interest paid by the borrower during such period on debt which is guaranteed by such Person, and

                  (f) the interest portion of any deferred payment obligations for such period.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (to the extent otherwise included in Consolidated Net Income):

                  (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,

                  (b) after-tax items classified as extraordinary, unusual or nonrecurring gains or losses or reserves relating thereto,

                  (c) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise,

                  (d) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person,

                  (e) any restoration to income of any reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

                  (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

                  (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

                  (h) any increase in cost of sales resulting from the write-up of inventory in accordance with the purchase accounting treatment of the Merger, or any costs associated with the application of purchase accounting, and

                  (i) any impact from the cumulative effect of changes in accounting principles.

                  "Consolidated Net Tangible Assets" means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under
GAAP) that under GAAP are included on a balance sheet of the Company and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet, net of accumulated amortization.

                  "Continuing Director" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors subsequent to such date with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

                  "Corporate Trust Office" means the address of the Trustee specified in Section 14.02.

                  "Currency Agreement" means any foreign exchange contract, currency swap or similar agreement.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with lapse of time or the giving of notice or both would be, an Event of Default.

                  "Default Notice" has the meaning provided in Section 11.02.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Senior Bank Facilities and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

                  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Securities, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case at any time prior to the final maturity of the Securities; provided, that only a portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

                  "Equity Offering" has the meaning set forth in Paragraph 7 of the form of Security annexed hereto as Exhibit A.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means the 8 1/4% Senior Subordinated Notes due 2012, to be issued in exchange for the Notes pursuant to the Registered Exchange Offer and this Indenture.

                  "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company.

                  "Final Memorandum" means the Final Offering Memorandum of the Company, dated April 1, 2004, which describes the Notes.

                  "Financial Advisor" means an accounting, appraisal or investment banking firm that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

                  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Global Security" has the meaning set forth in Section 2.01.

                  "Group of Persons" has the meaning set forth in the definition of "Change of Control." "Guarantee" means a guarantee of the Securities by a Guarantor.

                  "Guarantor" means (1) each of Cabot Safety Intermediate Corporation and VH Industries, Inc.; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                  (x) all monetary obligations of every nature of any Guarantor under the Senior Bank Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof),

                  (y) all Interest Swap Obligations (and guarantees thereof), and

                  (z) all obligations under Currency Agreements (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include

                  (a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of such Guarantor,

                  (b) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor,

                  (c) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),

                  (d) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; provided that Obligations Incurred pursuant to the Senior Bank Facilities shall not be excluded from "Guarantor Senior Indebtedness" pursuant to this clause (d);

                  (e) Indebtedness represented by Disqualified Capital Stock,

                  (f) any liability for federal, state, local or other taxes owed or owing by such Guarantor,

                  (g) Indebtedness to the extent incurred in violation of
         Section 4.04 (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (g) if the holder(s) of such obligation or their representative shall have received an officers' certificate of, or representation or warranty from, the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.04,

                  (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor,

                  (i) Indebtedness evidenced by the Guarantees,

                  (j) Indebtedness of such Guarantor that by operation of law is subordinate to any general unsecured obligations of such Guarantor,

                  (k) Capital Stock of such Guarantor, and

                  (l) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to such Guarantor.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holdings" means Aearo Corporation, a Delaware corporation.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be Incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (a) all Obligations of such Person for borrowed money,

                  (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (c) all Capitalized Lease Obligations of such Person,

                  (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business),

                  (e) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than any letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five business days following receipt of a demand for reimbursement following payment on such letters of credit),

                  (f) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds,

                  (g) net liabilities of such Person under Interest Swap Obligations and Currency Agreements,

                  (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien and the fair market value of the assets or property securing such Lien, and

                  (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends which do not increase the liquidation preference, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the Company of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability reasonably expected to be Incurred upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that (a) the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and (b) "Indebtedness" shall exclude deferred compensation obligations.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Notes" has the meaning set forth in Section 2.02.

                  "Initial Purchasers" means Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

                  "Investment" by any Person means any direct or indirect

                  (a) loan, advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such person) or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to any other Person or payments for property or services for the account or use of any other Person, or otherwise);

                  (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the Company of such securities or evidences of Indebtedness);

                  (c) assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and

                  (d) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                  The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Issue Date" means the date of original issuance of the Securities under this Indenture.

                  "Legal Holiday" has the meaning provided in Section 14.07.

                  "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

                  "Maturity Date" means April 15, 2012.

                  "Net Cash Proceeds" means, in the case of any Asset Sale, the aggregate net proceeds received in the form of cash or Cash Equivalents by the Company or any of its Restricted Subsidiaries from such Asset Sale (except to the extent that such assets are sold with recourse to the Company) after (i) payment of any expenses, taxes, commissions and the like incurred in connection with such Asset Sale and (ii) payment in full of any Indebtedness secured by the asset or assets involved in such Asset Sale.

                  "Net Equity Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock of such Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, financial consulting, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any Wholly-Owned Restricted Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date; provided that the exchange, exercise, conversion or surrender of any Indebtedness which is subordinated (whether pursuant to its terms or by operation of law) to the Securities shall not be or be deemed to be included in Net Equity Proceeds.

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Notes" means the 8 1/4% Senior Subordinated Notes due 2012 being issued and sold pursuant to the Purchase Agreement and this Indenture, and the Additional Notes.

                  "Obligations" means all obligations for principal, premium, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any specified type of Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Secretary of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 14.04 and 14.05.

                  "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee and which may be an employee of the Company.

                  "Parent" means AC Safety Holding Corp., a Delaware corporation.

                  "Parent Guarantor" shall have the meaning provided in Section 4.12.

                  "Parent's Subsidiaries" shall have the meaning provided in
Section 4.12.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "payment default" has the meaning set forth in Section 6.01.

                  "Permitted Holders" means Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., The BSC Employee Fund V, L.P., The BSC Employee Fund VI, L.P., Bear Stearns MB-PSERS II, L.P., Vestar Equity Partners, L.P., Vestar Capital Partners IV, L.P. and their respective Affiliates.

                  "Payment Restriction" has the meaning set forth in Section
4.13.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (a) Indebtedness of the Company and its Restricted Subsidiaries under the Securities issued on the Issue Date and the Guarantees (and the exchange notes issued therefor and guarantees thereof), including Indebtedness in respect of Obligations of the Company to the Trustee;

                  (b) Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to the Senior Bank Facilities in an aggregate principal amount at any time outstanding not to exceed $175,000,000, less the amount of all mandatory principal payments actually made thereunder (which, in the case of any revolving credit facility, are accompanied by a corresponding permanent commitment reduction) as a result of the application of Net Cash Proceeds applied to repayments of Indebtedness in accordance with Section 4.16;

                  (c) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                  (d) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements or Commodity Agreements; provided, however, that such Currency Agreements or Commodity Agreements are entered into for non-speculative purposes;

                  (e) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for non-speculative purposes and to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (f) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries incurred to acquire, lease or improve property (real or personal) in the ordinary course of business and any refinancings, renewals or replacements of any such Purchase Money Indebtedness or Capitalized Lease Obligation (subject to the limitations on the principal amount thereof set forth in this clause (f)), the principal amount of which Purchase Money Indebtedness and Capitalized Lease Obligations shall not in the aggregate at any one time outstanding exceed the greater of $10,000,000 and 5% of the Company's Consolidated Net Tangible Assets as of the last day of the last full fiscal quarter for which financial information is available (which in each case may, but need not, be Incurred in whole or in part under the Senior Bank Facilities);

                  (g) additional Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $27,500,000 in aggregate principal amount outstanding at any time (which may, but need not be, Incurred in whole or in part under the Senior Bank Facilities);

                  (h) Indebtedness of a direct or indirect Restricted Subsidiary of the Company to the Company or to a direct or indirect Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a direct or indirect Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company of such Indebtedness;

                  (i) Indebtedness of the Company to a direct or indirect Restricted Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect Restricted Subsidiary of the Company in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any direct or indirect Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities, and (b) if as of any date any Person other than a direct or indirect Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company of such Indebtedness;

                  (j) Refinancing Indebtedness;

                  (k) Indebtedness of any Person to the extent such Indebtedness constitutes Acquired Indebtedness of the Company; provided that (a) immediately after giving effect to such Person becoming a Restricted Subsidiary of the Company or merging or consolidating with the Company or any of its Restricted Subsidiaries (as if such existing Indebtedness were Incurred on the first day of the Four Quarter Period) the Company could Incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio test of Section 4.04(b) and (b) such Indebtedness is without recourse to the Company or any of its Restricted Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or merges or consolidates with the Company or any of its Restricted Subsidiaries;

                  (l) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business; and

                  (m) Indebtedness of any foreign Subsidiary in an aggregate principal amount outstanding not to exceed $10,000,000.

                  "Permitted Investments" means

                  (a) investments in cash and Cash Equivalents;

                  (b) investments by the Company or by any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect Restricted Subsidiary of the Company or that will merge or consolidate with the Company or a Restricted Subsidiary of the Company; provided that for purposes of calculating at any date the aggregate amount of Restricted Payments made since the Issue Date under Section 4.03, such Investment shall be a Permitted Investment (and, therefore, not a Restricted Payment) only so long as any such Restricted Subsidiary in which the Investment has been made meets the conditions set forth in this clause (b);

                  (c) any Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Securities and this Indenture;

                  (d) investments made by the Company or by its Restricted Subsidiaries as a result of dispositions of assets which do not constitute Asset Sales as defined herein;

                  (e) payroll, travel and similar advances to employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans or advances to employees, suppliers or customers made in the ordinary course of business consistent with past practices of the Company or any Restricted Subsidiary;

                  (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (h) the non-cash portion of the consideration received in an Asset Sale;

                  (i) investments made on or prior to the Issue Date;

                  (j) Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with this Indenture;

                  (k) investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture so long as such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

                  (l) investments in the Securities;

                  (m) loans made on the Issue Date to the members of management and key employees of the Company and its Subsidiaries who are acquiring shares of Common Stock of Holdings on the Issue Date the proceeds of which are used to purchase Common Stock of Holdings in connection with the acquisition of Aearo Corporation in an amount not to exceed in the aggregate $2,500,000;

                  (n) investments in an aggregate amount, as valued at the time each such Investment is made, not exceeding $20,000,000 for all such Investments from and after the Issue Date; provided, that the amount available for Investments to be made pursuant to this clause (n) shall be increased from time to time to the extent any return on capital is received by the Company or a Restricted Subsidiary on any Permitted Investment previously made in reliance on this clause (n); and

                  (o) investments acquired in exchange for, or out of the proceeds of (i) a substantially concurrent contribution to the Company's common equity capital and (ii) a substantially concurrent offering of the Company's Qualified Capital Stock (which proceeds of any such contribution or offering shall not have been, and shall not be, included in clause (iii) of the first paragraph under Section 4.03).

                  "Permitted Junior Securities" means debt or equity securities of the Company or any successor corporation issued pursuant to a plan or reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Indebtedness of the Company at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as:

                  (a) the effect of the use of this defined term in the subordination provisions contained in this Indenture is not to cause the Securities to be treated as part of:

                           (i) the same class of claims as the Senior
                  Indebtedness of the Company; or

                           (ii) any class of claims pari passu with, or senior
                  to, the Senior Indebtedness of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and

                  (b) to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (iv) and (v) of the definition thereof) on such date, either:

                           (i) the holders of any such Senior Indebtedness not
                  so paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (d) and (e) of the definition thereof) have consented to the terms of such plan of reorganization or readjustment; or

                           (ii) such holders receive securities which constitute
                  Senior Indebtedness of the Company (which are guaranteed pursuant to guarantees constituting Senior Indebtedness of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Indebtedness of the Company (and any related Senior Indebtedness of the Guarantors) not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (d) and (e) of the definition thereof).

                  "Permitted Liens" means, without duplication, each of the following:

                  (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or other types of social security and similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

                  (b) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate provision has been made;

                  (c) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by generally accepted accounting principles, shall have been made therefor;

                  (d) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business;

                  (e) Liens to support trade letters of credit issued in the ordinary course of business;

                  (f) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property;

                  (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

                  (h) Liens in favor of the Company;

                  (i) Liens with respect to Acquired Indebtedness Incurred in accordance with Section 4.04; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company;

                  (j) Liens to secure Purchase Money Indebtedness and Capitalized Lease Obligations that are permitted under this Indenture; provided that

                           (1) with respect to any Purchase Money Indebtedness,
                  any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase, construction or improvement) of the item of Property that is the subject of such Purchase Money Indebtedness or Capitalized Lease Obligation,

                           (2) with respect to any Purchase Money Indebtedness,
                  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair market value (or, if less, such costs) of the item of Property that is the subject of such Purchase Money Indebtedness, and

                           (3) such Lien does not extend to or cover any
                  Property other than the item of Property that is the subject of such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, and any improvements on such item;

                  (k) Liens on the property or assets of a Person that becomes a Restricted Subsidiary after the Issue Date to the extent that such Liens are existing at the time such Person became a Restricted Subsidiary of the Company and were not granted as a result of, in connection with or in anticipation of, such Person becoming a Restricted Subsidiary of the Company; provided that (A) the Indebtedness (if any) secured thereby is Incurred in accordance with this Indenture and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets so acquired;

                  (l) Liens to secure Capitalized Lease Obligations in respect of Sale and Leaseback Transactions on property or assets of the Company to the extent consummated in compliance with this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets subject to such Capitalized Lease Obligation;

                  (m) Liens in respect of Refinancing Indebtedness; provided that such Liens in respect of such Refinancing Indebtedness (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any properties or assets of the Company or of any of its Restricted Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced;

                  (n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

                  (o) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company, including rights of offset and set-off;

                  (q) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (r) Liens securing Indebtedness under Currency Agreements; and

                  (s) Liens securing any Senior Indebtedness, including Indebtedness under the Senior Bank Facilities.

                  "Permitted Transferees" means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any securities of the Company, (iv) any investment account whose investment managers and investment advisors consist solely of such Person and/or Permitted Transferees of such Person and (v) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

                  "Person" means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or governmental agency or political subdivision thereof.

                  "Physical Securities" has the meaning set forth in Section
2.01.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or distributions or redemptions or upon liquidation.

                  "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                  "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance, within 270 days from incurrence, the cost, including the cost of construction, of an item of Property acquired or improved in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of

                  (a) 100% of such cost; and

                  (b) reasonable fees and expenses of such Person incurred in connection therewith.

                  "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "Private Placement Legend" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

                  "Purchase Agreement" means the purchase agreement dated as of April 1, 2004 by and among the Company, the Guarantors and the Initial Purchasers of the Notes.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraphs 6 through 8 in the form of Security annexed hereto as Exhibit A.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 6 through 8 in the form of Security annexed hereto as Exhibit A.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means (A) any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness initially Incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test of
Section 4.04(b) or pursuant to clauses (a), (c), (j) or (k) of the definition of Permitted Indebtedness or (B) any Refinancing by any Restricted Subsidiary of the Company of Indebtedness Incurred by such Restricted Subsidiary in accordance with clause (k) of the definition of Permitted Indebtedness, in each case (A) and (B) that does not:

                  (a) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or

                  (b) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Securities or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) such Refinancing Indebtedness is not Incurred more than three months prior to the complete retirement and defeasance of the Indebtedness being Refinanced with the proceeds thereof.

                  "Registered Exchange Offer" means the offer to exchange the Exchange Notes for all of the outstanding Notes in accordance with the Registration Rights Agreement.

                  "Registrar" has the meaning set forth in Section 2.03.

                  "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company, Guarantors and the Initial Purchasers, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Related Business Investment" means any Investment, capital expenditure or other expenditure by the Company or any of its Restricted Subsidiaries which is the same, similar ancillary, complementary or related to the business of the Company and its Restricted Subsidiaries as it is conducted on the date, of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

                  "Released Trust Moneys" has the meaning set forth in Section 10.03.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Restricted Payment" has the meaning provided in Section 4.03.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Revolving Credit Facility" means collectively (i) the revolving credit facility under the Senior Bank Facilities and (ii) any one or more other revolving credit or letter of credit facilities of the Company and its Subsidiaries under which the amount available to be drawn or extended is made available for working capital purposes.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" has the meaning set forth in the definition of "Cash Equivalents."

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Notes, Additional Notes, the Exchange Notes and the Private Exchange Notes, as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Senior Bank Facilities" means the Credit Agreement dated as of the Issue Date among the Company as borrower, the lenders party thereto from time to time, the arrangers listed therein, Deutsche Bank Trust Company Americas, as administrative agent, Bear Stearns Corporate Lending, as syndication agent, National City Bank of Indiana, as co-documentation agent, and Wells Fargo Bank, N.A., as co-documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement (including increasing the amount of available borrowings thereunder) or adding additional borrowers thereunder or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Senior Indebtedness" means (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                  (x) all monetary obligations of every nature of the Company under the Senior Bank Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof),

                  (y) all Interest Swap Obligations (and guarantees thereof), and

                  (z) all obligations under Currency Agreements (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, Senior Indebtedness shall not include:

                  (a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities,

                  (b) any Indebtedness of the Company to a Subsidiary of the Company,

                  (c) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary (including, without limitation, amounts owed for compensation),

                  (d) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; provided that Obligations Incurred pursuant to the Senior Bank Facilities shall not be excluded from "Senior Indebtedness" pursuant to this clause (d);

                  (e) Indebtedness represented by Disqualified Capital Stock,

                  (f) any liability for federal, state, local or other taxes owed or owing by the Company,

                  (g) Indebtedness to the extent incurred in violation of this Indenture provisions set forth under Section 4.04 (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative shall have received an officers' certificate of, or representation or warranty from, the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture,

                  (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company,

                  (i) Indebtedness evidenced by the Securities,

                  (j) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company,

                  (k) Capital Stock of the Company, and

                  (l) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company.

                  "Significant Subsidiary" means each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

                  "Subsidiary", with respect to any Person, means:

                  (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

                  (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

                  "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

                  "Trigger Date" has the meaning set forth in Section 4.16.

                  "Trust Officer" means any officer within the corporate trust administration department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Trust Moneys" has the meaning set forth in Section 10.01.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Subsidiary" of any Person means:

                  (a) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

                  (a) the Company certifies to the Trustee that such designation complies with Section 4.03 and

                  (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with
         Section 4.03, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.03.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                  (a) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04, and

                  (b) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" has the meaning provided in
Section 8.01(d).

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly-Owned Restricted Subsidiary" of any Person means any Wholly-Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than any directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) which normally have the right to vote in the election of directors are at the time owned directly or indirectly by such Person or any wholly-owned Subsidiary of such Person.

SECTION 1.02.     Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.     Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and show the date of its authentication. Each Security shall have an executed Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon.

                  The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "144A Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of Exhibit E from the Depository, a single permanent global Note in registered form substantially in the form of Exhibit A (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

                  The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.06(a) shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form set forth in Exhibit A (the "IAI Global Note," and, together with the 144A Global Note and the Regulation S Global Note, the "Initial Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

                  Securities issued after the Issue Date shall be issued initially in the form of one or more global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "Global Security").

                  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Securities issued in exchange for interests in a Global Security pursuant to
Section 2.16 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the "Physical Securities").

SECTION 2.02.     Execution and Authentication.

                  One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Securities for such Company by manual or facsimile signature. One Officer of a Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Guarantee for such Guarantor by manual or facsimile signature.

                  If an Officer whose signature is on a Security or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or Guarantee, as the case may be, the Security or Guarantee, as the case may be, shall nevertheless be valid.

                  A Security (and the Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in an amount not to exceed $175,000,000 (the "Initial Notes"), (ii) additional Notes (the "Additional Notes") in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.04) and (iii) Exchange Notes or Private Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a Company Order. Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes and whether the Securities are to be issued as certificated Securities or Global Securities or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such Company Order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.

                  All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes and the Private Exchange Notes shall bear any legend required by applicable law.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.     Registrar and Paying Agent.

                  The Company shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may, subject to Paragraph 2 of the Securities, be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company, and of its Subsidiaries or Holdings may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed and the Trustee hereby agrees to so initially act.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.     Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Securityholder List.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.

                  Subject to Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

                  Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry system.

SECTION 2.07.     Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon receipt of a written order of the Company in the form of an Officers' Certificate, a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08.     Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company, Holdings or any of their respective Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, Holdings or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

                  The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

SECTION 2.10.     Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.     Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or Holdings shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.     CUSIP and ISIN Numbers.

                  The Company in issuing the Securities may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14.     Deposit of Moneys.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.     Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Security, the Company so notifies the Trustee in writing and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in the form of Physical Securities under this Indenture, or (iii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Securities shall bear the applicable legends, if any.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Security so transferred.

                  (d) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, (ii) the Guarantors shall execute notations of Guarantees on and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.     Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                           (i) the Registrar shall register the transfer of any
                  Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C and any legal opinions and certifications as may be reasonably requested by the Trustee and the Company;

                           (ii) if the proposed transferee is a Participant and
                  the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Security and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

                           (iii) if the proposed transferor is a Participant
                  seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Securities to be transferred.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                           (i) the Registrar shall register the transfer of any
                  Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) if the proposed transferee is a Participant and
                  the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Security and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

                           (iii) if the proposed transferor is a Participant
                  seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and
                  (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Securities to be transferred.

                  (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

                           (i) the Registrar shall register any proposed
                  transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                           (ii) (a) if the proposed transferor is a Participant
                  holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Security to be transferred consists of Physical Securities, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Securities to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global
                  Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Securities, as the case may be, to be transferred.

                  (d) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Securities not bearing the Private Placement Legend substantially in the form of Exhibit A in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requirements of this
         Section 2.16(a)(i)(x) are met with respect to such transfer, exchange or replacement, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been offered and sold (including pursuant to the Registered Exchange Offer) pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

                  (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to either Paragraphs 6, 7 or 8 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Holders at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     Selection of Securities To Be Redeemed.

                  If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate; provided, however, that if a partial redemption is made with the Net Cash Proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository's procedures), unless such a method is otherwise prohibited.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed or, at the Company's request made at least 45 days before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the subparagraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.     Deposit of Redemption Price.

                  Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.     Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.     Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
14.02. The Company hereby initially designates the office of the Trustee, c/o JPMorgan Chase Bank, 4 New York Plaza, New York, New York 10004-2413, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.     Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock,

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than any such transaction which constitutes a Permitted Investment and other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company,

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be, or

                  (d) make any Investment (other than Permitted Investments) in any Person

(each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto:

                  (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or

                  (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio test of paragraph (b) of Section 4.04 (as if such Restricted Payment had been made as of the first day of the Four Quarter Period), or

                  (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the board of directors of the Company) exceeds or would exceed the sum of:

                  (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the last day of the last full fiscal quarter for which financial information is available (but in no event ending more than 135 days prior to the date of such Restricted Payment) preceding the date of the proposed Restricted Payment;

                  (2) 100% of the aggregate Net Equity Proceeds (plus the fair market value of any property other than Net Equity Proceeds) received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan);

                  (3) any cash received subsequent to the Issue Date as a capital contribution to the common equity of the Company; and

                  (4) the amount equal to (A) the reduction in Investments in any Person resulting from repurchases or redemptions of such Investments by such Person, (B) proceeds (including the fair market value of any property) realized upon the sale of such Investment to an unaffiliated purchaser, (C) repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary (other than from other Subsidiaries), and (D) the amount of any Investment outstanding at the time that the Person in whom such Investment is made becomes a Restricted Subsidiary of the Company, but not to exceed in the aggregate the amount that was included in the calculation of the aggregate amount of Restricted Payments pursuant to clause (iii) of this paragraph; provided, however, that no amount shall be included under this clause to the extent it is included in Consolidated Net Income.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit the following to the extent they constitute Restricted Payments:

                  (a) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

                  (b) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company;

                  (c) the repurchase, redemption, retirement or acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for or through the conversion into shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of
         (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or
         (B) incurrence of Refinancing Indebtedness;

                  (d) payments to Holdings or to Parent in amounts and at times necessary to permit the repurchase of Capital Stock deemed to occur upon (i) the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and (ii) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

                  (e) payments pursuant to any management advisory agreement; provided that such payments shall not exceed the greater of $700,000 and 1.25% of Consolidated EBITDA (as defined in the Senior Bank Facilities as in effect on the Issue Date, plus, to the extent deducted in arriving at Consolidated EBITDA, the aggregate amount of fees paid under such management advisory agreement and any fees paid to Vestar Capital Partners or any of its Affiliates, plus any "true-up" payments made pursuant thereto) of the Company for such fiscal year;

                  (f) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of subordinated Indebtedness with the Net Cash Proceeds of an Asset Sale or in the event of a Change of Control; provided that the Company has otherwise complied with the covenants provided herein;

                  (g) payments to Holdings or to Parent in amounts and at times necessary to permit the acquisition of Common Stock of Holdings or Parent or warrants, rights or options to acquire such Common Stock from employees of the Company and its Subsidiaries and any current or former officer, director or employee; provided that such payments shall not exceed $3,000,000 in any fiscal year plus the aggregate amount of cash proceeds received by Holdings or Parent in such fiscal year from the sale to officers, directors and employees of shares of Common Stock of Holdings or Parent previously repurchased pursuant to this clause (g) plus any amount available for such payments hereunder since the Issue Date which have not been used for such purpose;

                  (h) payments to Holdings or Parent in respect of accounting, legal or other administrative expenses incurred by Holdings or Parent relating to the operations of the Company in the ordinary course of business; provided that the aggregate amount of such payments does not exceed $1,000,000 in any fiscal year;

                  (i) so long as Holdings or Parent files consolidated income tax returns which include the Company, payments to Holdings or Parent, as the case may be, in an amount equal to the amount of income tax that the Company would have paid if it had filed consolidated tax returns on a separate-company basis;

                  (j) payments to Holdings or Parent in an amount sufficient to pay director's fees and the reasonable expenses of its directors in an aggregate amount not to exceed $250,000 per year;

                  (k) payments to Holdings or Parent in amounts and at the times necessary to permit payments to holders of Capital Stock thereof in lieu of fractional shares of such Capital Stock in an aggregate amount not to exceed $5,000,000 since the Issue Date; and

                  (l) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $15,000,000 since the Issue Date;

provided, however, that amounts expended pursuant to clauses (b)(ii) and
(c)(ii)(A) shall, in each case, be included in such calculation and amounts expended pursuant to clauses (a), (b)(i), (c)(i), (c)(ii)(B) and (d) through (l) shall be excluded from such calculation.

SECTION 4.04.     Limitation on Indebtedness.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness).

                  (b) Notwithstanding the foregoing limitations, the Company or any of its Restricted Subsidiaries that is or, upon such Incurrence, becomes a Guarantor may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) on the date of such proposed Incurrence, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.0.

                  (c) For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (m) of the definition of "Permitted Indebtedness" or is entitled to be Incurred pursuant to paragraph (b) of this Section 4.04, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.04 as of the date of Incurrence or reclassification, as applicable. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and any change in the amount of Indebtedness outstanding due solely to the result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.04.

SECTION 4.05.     Corporate Existence.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.     Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.07.     Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries useful and necessary to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order (subject to ordinary wear and tear) and shall cause to be made all repairs, renewals, replacements and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the ordinary course of business or, in the judgment of the Board of Directors of the Company or any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance, unless, in the good faith judgment of the Board of Directors of the Company, the failure to provide such insurance would not be adverse in any material respect to the Holders.

SECTION 4.08.     Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.10, if required by the rules and regulations of the SEC, shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.     Compliance with Laws.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.     SEC Reports.

                  Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will furnish the Holders of Securities:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

                  (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

  In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Securities remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     Limitation on Transactions with Affiliates.

                  (a) Neither the Company nor any Restricted Subsidiary of the Company will enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each, an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions, and shall be certified by an officer of the Company as complying with the foregoing provisions such certification to be evidenced by an Officer's Certificate delivered to the Trustee. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $15,000,000, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion from an independent Financial Advisor (and file the same with the Trustee) as to either the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view or that such transaction is on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary.

                  (b) The foregoing restrictions shall not apply to:

                           (i) reasonable fees and compensation paid to and
                  indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                           (ii) transactions exclusively between or among the
                  Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

                           (iii) any Restricted Payment made in compliance with
                  Section 4.03;

                           (iv) any Permitted Investments;

                           (v) any agreement as in effect as of the Issue Date
                  or any amendment thereto or replacement agreement thereto so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the holders of the Securities in any material respect than such agreement;

                           (vi) transactions with suppliers or other purchasers
                  for the sale or purchase of goods in the ordinary course of business;

                           (vii) the issuance of any Qualified Capital Stock of
                  the Company to an Affiliate of the Company or the Incurrence of any Indebtedness to be owing to any Affiliate of the Company to the extent such Indebtedness was incurred under the Consolidated Fixed Charge Coverage Ratio test set forth under clause (b) of Section 4.04;

                           (viii) any transactions involving the Company or any
                  of its Restricted Subsidiaries, on the one hand, and Bear, Stearns & Co. Inc. or any of its Affiliates, on the other hand, in connection with the Transactions and any amendment, modification, supplement, extension, refinancing, replacement and other transactions related thereto, or any management, financial advisory, financing, underwriting or placement services or any other investment banking, capital markets, banking or similar services, which transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary, as determined in good faith by the Company's Board of Directors;

                           (ix) any transaction between the Company or any of
                  its Restricted Subsidiaries, on the one hand, and any parent of the Company that guarantees the Company's obligations under the Securities (a "Parent Guarantor") or any of such Parent Guarantor's subsidiaries other than the Company and its Restricted Subsidiaries (the "Parent's Subsidiaries"), on the other hand, relating to (i) the sale or disposition of assets or (ii) the integration of the business and operations of the Parent Guarantor and the Parent's Subsidiaries with that of the Company and its Restricted Subsidiaries, including, without limitation, the provision or receipt of services and the use of manufacturing, office and distribution facilities and other similar transactions, in each case so long as any such transaction, when taken together with all other such transactions and agreements, is fair to the Company and its Restricted Subsidiaries (as determined by the Board of Directors of the Company acting in good faith if the value of such transactions exceeds $2,500,000 in any fiscal year);

                           (x) the issuance by the Parent Guarantor and/or any
                  of the Parent's Subsidiaries of a Guarantee of the Securities;

                           (xi) the issuance by the Company and its Restricted
                  Subsidiaries of guarantees of Indebtedness of the Parent Guarantor so long as such guarantees are Incurred in compliance with Section 4.04; or

                           (xii) the payment of reasonable and customary
                  management, consulting and advisory fees and related expenses on the terms and in the amounts provided for in agreements in effect on the Issue Date.

SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary of the Company; or

                  (c) transfer any of its property or assets to the Company or to any Restricted Subsidiary of the Company

(each such encumbrance or restriction in clause (a), (b) or (c), a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of:

                      (1) applicable law, rules or regulations;

                      (2) this Indenture;

                      (3) customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company;

                      (4) any instrument governing Acquired Indebtedness;
              provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or asset of the Person, becoming a Subsidiary of the Company;

                      (5) agreements existing on the Issue Date (including,
              without limitation, the Senior Bank Facilities);

                      (6) restrictions imposed by Liens granted pursuant to
              clauses (k) and (l) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens;

                      (7) any contract for the sale of assets to be consummated
              in accordance with the In-denture solely in respect of the assets to be sold pursuant to such contract;

                      (8) any instrument governing Refinancing Indebtedness
              Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (4), (5) (other than the Senior Bank Facilities) or (6) above or an agreement effecting an amendment, refinancing, replacement or substitution of the Senior Bank Facilities or Guarantor Senior Indebtedness or effecting an amendment, refinancing, replacement or substitution of another agreement existing on the Issue Date; provided that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness or agreement are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (4), (5) or (6);

                      (9) any other agreement, instrument or document relating
              to Senior Indebtedness hereafter in effect, provided that such encumbrances or restrictions are no less favorable to the Company in any material respect than the encumbrances or restrictions imposed in connection with the Senior Bank Facilities as in effect on the Issue Date;

                      (10) any instrument governing Indebtedness incurred by a
              Subsidiary that is not a Guarantor that apply only to such Subsidiary; or

                      (11) any instrument governing secured Indebtedness
              otherwise permitted to be incurred under this Indenture and incurred in connection with the acquisition of the assets securing Indebtedness, which provisions limit the right of the debtor thereunder to dispose of the assets securing such Indebtedness.

SECTION 4.14.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any properties or assets of the Company or of any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income on or profits or proceeds therefrom, or assign or otherwise convey any right to receive income on or profits or proceeds therefrom unless:

                  (a) in the case of Liens securing Indebtedness that is expressly subordinate in right of payment to the Securities, the Securities or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that ranks senior in right of payment to such Liens and

                  (b) in all other cases, the Securities or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured, other than

                           (i) Liens existing on the Issue Date and any
                  renewals, extensions or replacements thereof and

                           (ii) Permitted Liens.

SECTION 4.15.     Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Securities pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; provided, however, that, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to make a Change of Control Offer in the event that it has mailed the notice to exercise its rights to redeem all of the Securities under Section 3.03 at any time prior to the occurrence of a Change of Control. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Senior Bank Facilities, and all other Senior Indebtedness to the extent the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Bank Facilities and all such other Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer, or (ii) obtain the requisite consents under the Senior Bank Facilities and all other Senior Indebtedness to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described in this Section 4.15 or send the notice pursuant to the provisions described below. The Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the immediately succeeding paragraph as a result of the prohibition in the second preceding sentence) may (with notice) constitute an Event of Default under Section 6.01(3), but shall not constitute an Event of Default under Section 6.01(2).

                  (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                           (1) that the Change of Control Offer is being made
                  pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

                           (2) the purchase price (including the amount of
                  accrued interest) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Securities shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Indebtedness having similar provisions;

                           (3) that any Security not tendered will continue to
                  accrue interest;

                           (4) that, unless the Company defaults in making
                  payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (5) that Holders electing to have a Security
                  purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                           (6) that Holders will be entitled to withdraw their
                  election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                           (7) that Holders whose Securities are purchased only
                  in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                           (8) the circumstances and relevant facts regarding
                  such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

SECTION 4.16.     Limitation on Asset Sales.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

                  (a) such Asset Sale is for at least fair market value,

                  (b) at least 75% of the consideration therefrom received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Related Business Investments; provided, however, that (a) the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the Company or any Restricted Subsidiary (other than any liabilities that are by their terms subordinated to the Securities or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision; and (b) the amount of any securities, notes or other obligations received the Company or any such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary within 90 days of such Asset Sale into cash shall be deemed to be cash for purposes of this provision to the extent of the cash so received, and

                  (c) the Company or such Restricted Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 365 days of receipt thereof, as follows:

                           (1) to repay any Senior Indebtedness or Guarantor
                  Senior Indebtedness; provided that in the event any Net Cash Proceeds received in respect thereof are used to repay Indebtedness outstanding under any revolving credit facilities (including the Revolving Credit Facility) such facility is permanently reduced by the amounts thereof;

                           (2) to make a Related Business Investment or to enter
                  into a legally binding written agreement to make a Related Business Investment within 90 days of such agreement or 365 days of such Asset Sale, whichever is later; provided that if any such legally binding agreement to make a Related Business Investment is terminated, the Company or such Restricted Subsidiary shall, within 90 days of such termination or within 365 days of such Asset Sale, whichever is later, apply such Net Cash Proceeds as provided in clause (c)(1) or to make a Related Business Investment; or

                           (3) a combination of repayment or investment
                  permitted by the foregoing clauses (c)(1) and (c)(2).

                  On the 366th day after the date of receipt of proceeds from an Asset Sale or such earlier date, if any, as the senior management or the Board of Directors of the Company or such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause
(iii) above (the "Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before the Trigger Date as permitted in clause
(iii) (the "Available Proceeds Amount") shall be applied by the Company to make an offer to purchase (the "Asset Sale Offer") from all Holders, up to a maximum principal amount (expressed as an integral multiple of $1,000) of Securities equal to the Available Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

                  Pending the final application of the Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

                  If the Company commences an Asset Sale Offer, and securities of the Company ranking pari passu in right of payment with the Securities are outstanding at the commencement of such Asset Sale Offer that have terms providing that a similar offer must be made with respect thereto, then the Asset Sale Offer for the Securities shall be made concurrently with such other offer and securities of each issue will be accepted pro rata in proportion to the aggregate principal amount of securities of each issue which the holders of such issue elect to have purchased.

                  If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Proceeds Amount equal to or in excess of $10,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Available Proceeds Amount, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders, the Company may use any remaining unutilized Available Proceeds Amount for any purpose not prohibited by this Indenture. Upon completion of each Asset Sale Offer, the Available Proceeds Amount will be reset to zero.

                  Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Available Proceeds Amount, Securities of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  If an offer is made to repurchase the Securities pursuant to an Asset Sale Offer, the Company will, and will cause its Restricted Subsidiaries to, comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

SECTION 4.17.     Limitation on Preferred Stock of Subsidiaries.

                  The Company will not cause or permit any of its Restricted Subsidiaries who are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Preferred Stock of any Restricted Subsidiary of the Company or any Lien or security interest in such Preferred Stock.

SECTION 4.18.     Limitation on Incurrence of Senior Subordinated Debt.

                  The Company will not, and will not cause or permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, Incur Indebtedness that is both senior in right of payment to the Securities or such Guarantor's Guarantee and subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.19.     Limitation of Guarantees by Restricted Subsidiaries.

(a) The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than (A) Permitted Indebtedness of a Restricted Subsidiary of the Company, (B) Indebtedness under Currency Agreements in reliance on clause (d) of the definition of Permitted Indebtedness, (C) Interest Swap Obligations incurred in reliance on clause (e) of the definition of Permitted Indebtedness or (D) guarantees by any foreign Subsidiary that guarantees Indebtedness only of other foreign Subsidiaries under any Senior Bank Facilities), unless, in any such case:

                  (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a Guarantee and

                  (2) (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture.

                  (b) Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

                           (1) the unconditional release of such Restricted
                  Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

                           (2) any sale or other disposition (by merger or
                  otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

          The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 4.19(b); provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

         Except as set forth in Articles Four and Five and this Section 4.19, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (a) either

                           (i) the Company shall be the surviving or continuing
                  corporation or

                           (ii) the Person (if other than the Company) formed by
                  such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")

                                    (x) shall be a corporation organized and
                           validly existing under the laws of the United States or any State thereof or the District of Columbia and

                                    (y) shall expressly assume, by supplemental
                           indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed;

                  (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Fixed Charge Coverage Ratio no worse than that of the Company immediately prior thereto; provided that in determining the "Consolidated Fixed Charge Coverage Ratio" of the resulting transferee or surviving Person, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period;

                  (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

                  (d) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  Notwithstanding the foregoing clauses (b) and (c), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (a) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (b) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

                  (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this Section 5.01.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with clause (d) of the first paragraph of this Section 5.01.

SECTION 5.02.     Successor Corporation Substituted.

                  Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days (whether or not such payment shall be prohibited by Article Eleven); or

                  (2) the Company fails to pay the principal of or premium on any Security when such principal becomes due and payable, whether at maturity, upon redemption or otherwise (whether or not such payment shall be prohibited by Article Eleven); or

                  (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding Securities (except in the case of a default with respect to Sections 4.15 and 5.01, which will constitute Events of Default with such notice but without passage of time); or

                  (4) the Company or any Restricted Subsidiary defaults under any mortgage, indenture, instrument or other agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay at final maturity the principal amount of Indebtedness (after any applicable grace period provided in such Indebtedness) (a "payment default") and such failure continues for a period of 20 days or more, or (b) results in the acceleration of the final maturity of such Indebtedness and such acceleration is not rescinded, annulled or otherwise cured within 20 days of the earlier of the occurrence of such acceleration or the receipt by the Company or any such Restricted Subsidiary of notice of any such acceleration and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been payment default or the maturity of which has been so accelerated, in each case for which the 20-day period described above has passed, aggregates $10,000,000; or

                  (5) one or more judgments in an aggregate amount in excess of $10,000,000 (which are not covered by third-party insurance or indemnity as to which the insurer or indemnitor has not disclaimed coverage) being rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

                  (6) the Company or any of its Significant Subsidiaries (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                  (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or premium, if any, or accrued and unpaid interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in either Section 6.01(6) or Section 6.01(7) as it relates to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice (an "Acceleration Notice") in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Bank Facilities, shall become due and payable upon the first to occur of an acceleration under the Senior Bank Facilities or five business days after receipt by the Company and the Representative under the Senior Bank Facilities of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable. If an Event of Default specified in Section 6.01(6) or (7) occurs as it relates to the Company, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of and premium, if any, and accrued and unpaid interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived and (ii) rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or premium, if any, or accrued and unpaid interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

                  Subject to Section 2.09, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

                  (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (1) The Trustee will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
         14.04 furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01.

                           (2) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, upon qualification of this Indenture under the TIA, the TIA.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Subject to Section 9.02, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Officer's Certificate with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity, effectiveness or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement of the Company, in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.     Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the payment date for an Asset Sale Offer, or the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall not be required to take notice or deemed to have notice of any default or Event of Default hereunder except failure by the Company to make any required payment to the Trustee and all notices or other instruments required by this Indenture to be received by the Trustee must, in order to be effective, be delivered at the designated Corporate Trust Office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no default or Event of Default except as aforesaid.

SECTION 7.06.     Reports by Trustee to Holders.

                  This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

                  Within 60 days after each July 15 beginning with the July 15 immediately following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                  The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee without negligence, willful misconduct or bad faith on its part in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this section. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  In addition, the Company may replace the Trustee at any time prior to a Default, provided, however, that the Company concurrently appoints a successor Trustee.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.     Eligibility; Disqualification.

                  The last paragraph of this Section shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA and until such qualification this Indenture shall be construed as if said paragraph were not contained herein.

                  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1).

                  The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee, in its capacity as Trustee hereunder, shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

SECTION 7.12.     Appointment of Co-Trustee.

                  If the Trustee deems it necessary or desirable, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment, and the Company shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.     Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the applicable conditions set forth in paragraph
(d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and each Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities and Guarantees, respectively, on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities and the Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and Guarantees, respectively, and this Indenture insofar as such Securities and Guarantees, respectively, are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Guarantors shall be released and discharged from their respective obligations under any covenant contained in Sections 4.03, 4.04, 4.06 through 4.19 and 5.01(b) and (c) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4), (5) or (8) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash in U.S. dollars, non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities or on the applicable Redemption Date, as the case may be;

                  (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) No Default or Event of Default (i) shall have occurred or be continuing on the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such Incurrence and the grant of any Lien securing such Indebtedness) or (ii) insofar as an Event of Default pursuant to either
         Section 6.01(6) or Section 6.01(7) is concerned, shall occur on or before the 91st day after the date of such deposit;

                  (4) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, this Indenture, the Senior Bank Facilities or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such Incurrence and the grant of any Lien securing such Indebtedness); (i) in the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (5) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (6) The Holders shall have a perfected security interest under applicable law in cash in U.S. dollars and/or U.S. Government Obligations deposited pursuant to Section 8.01(d)(1);

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (i) was not made by the Company with the intent of preferring the Holders of the Securities over any other creditors of the Company or others or of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

                  In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     Satisfaction and Discharge.

                  In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture, and the obligations of each Guarantor shall terminate (subject to Section 8.03) when:

                  (1) either (a) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all such Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (y) will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal, interest and premium, if any;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company;

                  (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity; and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (5)(i) above need not be delivered if all Securities not heretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.03.     Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 6.07, Article Seven,
8.01(b), 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     Acknowledgment of Discharge by Trustee.

                  Subject to Section 8.07, after (i) the conditions of Section
8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.     Application of Trust Moneys.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities.

SECTION 8.06.     Repayment to the Company; Unclaimed Money.

                  Upon termination of the trust established pursuant to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them. Additionally, if money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

                  The Trustee and the Paying Agent shall pay to the Company upon written request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.01 or 8.02, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for one year after the date on which such payment shall have become due. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or
8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders.

                  The Company or any Guarantor, as the case may be, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Securities or the Guarantees, as the case may be, without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (2) to comply with Article Five;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (5) to add a Guarantor under this Indenture;

                  (6) to evidence and provide for the acceptance of a successor Trustee under this Indenture;

                  (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of Holders as security for the payment and performance of the Company's or any Guarantor's obligations under this Indenture, in any property or assets; or

                  (8) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder.

SECTION 9.02.     With Consent of Holders.

                  (a) With the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Securities, subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Securities or the Guarantee, without notice to any other Securityholders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may, subject to Section 6.07, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder.

                  (b) Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment;

                  (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Securities;

                  (iii) reduce the principal of or change the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (iv) make any Securities payable in money other than that stated in the Securities;

                  (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and premium and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

                  (vi) after the Company's obligation to purchase Securities thereunder arises, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, or, an Asset Sale Offer, or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any Change of Control Offer or Asset Sale Offer; or

                  (vii) modify the provisions or definitions with respect to subordination or ranking of the Securities or any Guarantee in a way that adversely affects the Holders of Securities; or

                  (viii) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of the holders of any Senior Indebtedness or Guarantor Senior Indebtedness under Article Eleven or Article Thirteen, as the case may be (including any defined terms as used therein) without the consent of each holder of Senior Indebtedness or Guarantor Senior Indebtedness affected thereby.

SECTION 9.03.     Compliance with TIA.

                  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.
                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02(b), in which case the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.     Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.     Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                           APPLICATION OF TRUST MONEYS

SECTION 10.01.    "Trust Moneys" Defined.

                  "Trust Moneys" means all cash or Cash Equivalents received by the Trustee for application under this Article Ten as elsewhere provided in this Indenture or whose disposition is not elsewhere otherwise specifically provided for herein; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.05, 4.15 or Article Eight or delivered to or received by the Trustee for application in accordance with
Section 6.10. All Trust Moneys shall be held by the Trustee for the benefit of the Holders and, said Trust Moneys shall be applied in accordance with Section 6.10.

SECTION 10.02.    Withdrawal of Net Cash Proceeds Following an Asset Sale Offer.

                  To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.16 and an Asset Sale Offer has been made in accordance therewith, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                  (a) Officers' Certificate. An Officers' Certificate, dated not more than five days prior to the payment date for an Asset Sale Offer certifying:

                           (i) that (A) no Event of Default specified in Section
                  6.01(1), (2), (6) or (7) exists and (B) the withdrawal of such Trust Moneys shall not result in a Default or Event of Default hereunder;

                           (ii) (A) that such Trust Moneys constitute Net Cash
                  Proceeds, (B) that pursuant to and in accordance with Section 4.16, the Company has made an Asset Sale Offer, (C) the amount of money to be applied to the repurchase of the Securities pursuant to the Asset Sale Offer, (D) the amount of money to be retained by the Company, and (E) the Purchase Date; and

                           (iii) that all conditions precedent and covenants
                  herein provided for relating to such application of Trust Moneys have been complied with; and

                  (b) Compliance with TIA. All opinions, certificates and other documentation required under the TIA, if any.

                  Upon compliance with the foregoing provisions of this Section 10.02, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.

SECTION 10.03.    Withdrawal of Trust Moneys for a Related Business Investment.

                  To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.16 and the Company intends to invest such Net Cash Proceeds in a Related Business Investment consistent with the requirements of clause (ii)(A) of such Section
4.16 (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                  (a) Officers' Certificate. An Officers' Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.16, (ii) no Event of Default specified in Section 6.01(1), (2), (6) or (7) exists, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

                  (b) Compliance with TIA and Other Documentation. All certificates, opinions and other documentation required under the TIA, if any.

                  Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by such Company Order.

SECTION 10.04.    Withdrawal of Trust Moneys on Basis of Retirement of
Securities.

                  Trust Moneys may be withdrawn by the Company to be applied to the redemption and retirement of the Securities and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of an Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and (ii) all conditions precedent herein provided relating to such withdrawal and application have been complied with.

                  Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.

SECTION 10.05.    Investment of Trust Moneys.

                  All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in that such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 10.05.

                                 ARTICLE ELEVEN

                                  SUBORDINATION

SECTION 11.01.    Securities Subordinated to Senior Indebtedness.

                  The Company covenants and agrees, and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Eleven; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on or with respect to the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to the Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 11.02.    No Payment on Securities in Certain Circumstances.

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any obligations on the Securities, or to acquire any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for such Designated Senior Indebtedness gives written notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for such Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character (other than a payment in the form of Permitted Junior Securities) with respect to any Obligations on or with respect to the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blocking Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

                  (c) If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness or the Representative of such holders of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions contained in this Article Eleven. If any Indebtedness is outstanding under the Senior Bank Facilities, such acceleration will not be effective until the time specified in Section 6.02.

                  Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Eleven, of the holders of Senior Indebtedness in respect of cash or other property of the Company received upon the exercise of such remedy); provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on or with respect to the Securities.

SECTION 11.03.    Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character , whether in cash, property or securities (other than a payment in the form of Permitted Junior Securities), to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character (other than a payment in the form of Permitted Junior Securities) is made on account of any Obligations on or with respect to the Securities, or for the acquisition of any of the Securities for cash or property or otherwise; provided, however, that no payment on the Guarantee shall constitute payment on behalf of the Company for purposes of this Section 11.03(a). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

                  (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any dimunition (whether pursuant to court decree or otherwise, including, without limitation, for any of the reasons described in the preceeding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Eleven, with any turnover of payments as otherwise calculated pursuant to this Article Eleven to be made as if no such diminution has occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 11.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five.

SECTION 11.04.    Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 11.02 and 11.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 11.02 or 11.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 11.02(a) or in Section 11.07; provided that, notwithstanding the foregoing, the subordination of the Securities to Senior Indebtedness shall not be affected and the Holders receiving any payments made in contravention of
Section 11.02 and/or Section 11.03 shall otherwise be subject to this Article Eleven. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article Eleven.

SECTION 11.05.    Subrogation.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 11.06.    Obligations of the Company Unconditional.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.07.    Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article Eleven. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section
11.02 and/or Section 11.03 shall otherwise be subject to the provisions of Article Eleven.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 11.08.    Reliance on Judicial Order or Certificate of Liquidating
Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.09.    Trustee's Relation to Senior Indebtedness.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 11.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Securities to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.11. Holders Authorize Trustee To Effectuate Subordination of Securities.

                  Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Securities, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.12.    This Article Eleven Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.13.    Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE TWELVE

                                    GUARANTEE

SECTION 12.01.    Unconditional Guarantee.

                  Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Article Thirteen, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

SECTION 12.02.    Subordination of Guarantee.

                  The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article Thirteen.

SECTION 12.03.    Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.04.    Limitation of Guarantors' Liability.

                  Each Guarantor and each Holder by its acceptance of a Security hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor), result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 12.05.    Waiver of Subrogation.

                  Until all Guarantee Obligations are paid in full each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 12.02, Article Eleven and Article Thirteen, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.05 is knowingly made in contemplation of such benefits.

SECTION 12.06.    Execution of Guarantee.

                  To evidence its guarantee to the Securityholders set forth in this Article Twelve, each Guarantor hereby agrees to execute the Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Twelve shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of such Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of such Guarantor.

SECTION 12.07.    Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE THIRTEEN

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 13.01.    Guarantee Obligations Subordinated to Senior Indebtedness.

                  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Thirteen; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on with respect to the Guarantee (the "Guarantee Obligations") by such Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to Guarantor Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 13.02.    No Payment on Guarantee Obligations in Certain Circumstances.

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Indebtedness, no payment of any kind or character shall be made by, or on behalf of, any Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Securities for cash or property or otherwise. In addition, at any time any Blockage Period is in existence, neither any Guarantor nor any Person on any Guarantor's behalf (x) may make any payment of any kind or character with respect to any Obligations on its Guarantee or (y) acquire any of the Securities for cash, property or otherwise.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 13.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Indebtedness, if any, received from the holders of Guarantor Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

                  (c) If payment of the Securities or the Guarantees is accelerated because of an Event of Default, the Guarantors or the Trustee shall promptly notify the holders of the Guarantor Senior Indebtedness or the Representative of such holders of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions contained in this Article Thirteen. If any Indebtedness is outstanding under the Senior Bank Facilities, such acceleration will not be effective until the time specified in Section 6.02.

                  Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Thirteen, of the holders of Guarantor Senior Indebtedness in respect of cash or other property of any Guarantor received upon the exercise of such remedy); provided that all Guarantor Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Guarantee Obligations.

SECTION 13.03.    Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Indebtedness.

                  (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any dimunition (whether pursuant to court decree or otherwise, including, without limitation, for any of the reasons described in the preceeding sentence) of any Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Indebtedness in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Thirteen, with any turnover of payments as otherwise calculated pursuant to this Article Thirteen to be made as if no such diminution has occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 13.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (d) The consolidation of any Guarantor with, or the merger of such Guarantor with or into, another corporation or the liquidation or dissolution of such Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Guarantor Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Article Five.

SECTION 13.04.    Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Thirteen or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 13.02 and 13.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 13.02 or 13.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 13.02(a) or in Section 13.07; provided that, notwithstanding the foregoing, the subordination of the Securities to Guarantor Senior Indebtedness shall not be affected and the Holders receiving any payments made in contravention of Section 13.02 and/or Section 13.03 shall otherwise be subject to this Article Thirteen. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article Thirteen.

SECTION 13.05.    Subrogation.

                  Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Indebtedness by or on behalf of any Guarantor or by or on behalf of the Holders by virtue of this Article Thirteen which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

SECTION 13.06.    Obligations of Guarantors Unconditional.

                  Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments in respect of its Guarantee as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

SECTION 13.07.    Notice to Trustee.

                  Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Thirteen, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Thirteen or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Guarantor, or from a holder of Guarantor Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 13.02 and/or Section 13.03 shall otherwise be subject to the provisions of Article Thirteen.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 13.08.    Reliance on Judicial Order or Certificate of Liquidating
Agent.

                  Upon any payment or distribution of assets of any Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

SECTION 13.09.    Trustee's Relation to Guarantor Senior Indebtedness.

                  The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Thirteen with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Thirteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 13.10. Subordination Rights Not Impaired by Acts or Omissions of Guarantors or Holders of Guarantor Senior Indebtedness.

                  No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders of the Securities to the holders of the Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner Guarantor Senior Indebtedness, or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 13.11.    Holders Authorize Trustee To Effectuate Subordination of
Guarantee.

                  Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Indebtedness and the Holders of Securities, the subordination provided in this Article Thirteen, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

SECTION 14.01.    TIA Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

SECTION 14.02.    Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or the Guarantors:

                  Aearo Company I
                  5457 West 79th Street
                  Indianapolis, Indiana 46268

                  Attention:  Chief Financial Officer

                  with copies to:

                  O'Melveny & Myers LLP
                  Times Square Tower
                  Times Square
                  New York, New York  10022
                  Attention:  Adam Weinstein
                  Facsimile:  (212) 408-2420
                  Telephone:  (212) 408-2419
                  if to the Trustee:

                  J.P. Morgan Trust Company, National Association
                  111 Monument Circle, 15th Floor
                  Indianapolis, Indiana 46204
                  Attention:  Corporate Trust Administration

                  Facsimile:  (317) 592-5060
                  Telephone:  (317) 321-8203

                  Each of the Company, the Guarantors and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Guarantors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.03.    Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 14.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company or any Guarantor, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.06.    Rules by Trustee, Paying Agent, Registrar.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 14.07.    Legal Holidays.

                  A "Legal Holiday" is any day other than a Business Day. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 14.08.    Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 14.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.    No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 14.11.    Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.12.    Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 14.13.    Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

                               AEARO COMPANY I,
                                  as Issuer


                               By:    /s/ Jeffrey S. Kulka
                                      ---------------------------------
                                      Name:  Jeffrey S. Kulka
                                      Title:  Chief Financial Officer


                               CABOT SAFETY INTERMEDIATE CORPORATION
                                  as a Guarantor


                               By:    /s/ Jeffrey S. Kulka
                                      ---------------------------------
                                      Name:  Jeffrey S. Kulka
                                      Title:  Vice President-Finance


                               VH INDUSTRIES, INC.
                                  as a Guarantor


                               By:    /s/ Jeffrey S. Kulka
                                      ---------------------------------
                                      Name:  Jeffrey S. Kulka
                                      Title:  Secretary


                               J.P. MORGAN TRUST COMPANY,
                                  NATIONAL ASSOCIATION as
                                  Trustee


                               By:    /s/ Lynda Hanna
                                      ---------------------------------
                                      Name:  Lynda Hanna
                                      Title:  Vice President

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                 AEARO COMPANY I

                         8 1/4% Senior Subordinated Note

                               due April 15, 2012

No.                                                          $

                  AEARO COMPANY I, a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of Dollars, on April 15, 2012.

                  Interest Payment Dates: April 15 and October 15 commencing October 15, 2004

                  Record Dates:  April 1 and October 1

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                              AEARO COMPANY I
                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Securities described in the within-mentioned Indenture.

Dated:                        J.P. Morgan Trust Company, National Association,
                                as Trustee

                              By:
                                  ----------------------
                                  Name:
                                  Title:

                                 AEARO COMPANY I

                         8 1/4% Senior Subordinated Note

                               due April 15, 2012

1. Interest.

                  AEARO COMPANY I, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing October 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum to the extent lawful.

2. Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3. Paying Agent and Registrar.

                  Initially, J.P. Morgan Trust Company, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4. Indenture and Guarantee.

                  The Company issued the Securities under an Indenture, dated as of April 7, 2004 (the "Indenture"), among the Company, the Guarantors from time to time party thereto and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are unsecured obligations of the Company unlimited in aggregate principal amount. Payment on each Security is guaranteed on a senior subordinated basis by the Guarantors pursuant to Article Twelve of the Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5. Subordination.

                  The Securities are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Securities are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to Guarantor Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6. Optional Redemption at Specified Prices.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2008, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on of the year set forth below, plus, in each case, accrued interest to the date of redemption:

         Year                                                  Percentage
         ----                                                  ----------
         2008..............................................     104.125%
         2009..............................................     102.063%
         2010 and thereafter...............................     100.000%

7. Optional Redemption Upon Equity Offerings.

                  At any time, or from time to time, on or prior to April 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem (an "Equity Proceeds Redemption") up to 35% of the aggregate principal amount of the Securities originally issued under the Indenture at a redemption price of 108.25% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption; provided that:

                  (1) at least 65% of the initial aggregate principal amount of Securities originally issued remains outstanding immediately after each such redemption; and

                  (2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company or Holdings; provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the Net Equity Proceeds of such Equity Offering received by Holdings necessary to pay the aggregate redemption price (plus accrued interest to the date of redemption) of the Securities to be redeemed pursuant to the preceding paragraph.

8. Optional Redemption at a Make Whole Premium. The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, at any time prior to April 15, 2008, at a redemption price equal to

         o 100% of the aggregate principal amount of Securities to be redeemed, together with accrued and unpaid interest to such redemption date, plus

         o        the Make Whole Amount.

                  "Make Whole Amount" means, with respect to any Security at any date of redemption, the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Security at April 15, 2008 plus (2) the remaining scheduled interest payments on such Security (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to April 15, 2008 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Security.

                  "Treasury Rate" means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date of redemption or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of redemption to April 15, 2008; provided, however, that if the period from the date of redemption to April 15, 2008 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the date of redemption date to April 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

9. Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

10. Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company (subject to the terms of the Indenture) will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase.

11. Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued interest to the date of repurchase with the net cash proceeds of certain sales or other dispositions of assets.

12. Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

13. Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

15. Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

16. Amendment; Supplement; Waiver.

                  Subject to certain exceptions requiring a supermajority or unanimous vote, the Indenture, the Securities or the Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, comply with Article Five of the Indenture, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, to add a Guarantor under the Indenture, to evidence and provide for the acceptance of a successor Trustee under this Indenture, to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of Holders as security for the payment and performance of the Company's or any Guarantor's obligations under the Indenture, in any property or assets, or to make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.      Successors.

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for obligations of the Company or the Guarantors under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

21.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22. Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP and ISIN Numbers.

                  The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Aearo Company I, 5457 West 79th Street Indianapolis, Indiana 46268,
Attention: Chief Financial Officer.

24.      Registration Rights.1

                  Pursuant to the Registration Rights Agreement among the Company, the Guarantors party thereto and the Initial Purchasers on behalf of Holders of the Initial Securities, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 8 1/4% Senior Subordinated Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Securities. The Holders of the Initial Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Additional interest which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full.


------------------------
1 This Paragraph 24 does not appear on Exchange Notes or Private Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  For value received, each of the undersigned has unconditionally guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Twelve and Article Thirteen of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                   Guarantors:




                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 7, 2007, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                        Signed:
                                       -----------------------------------------
                                        (Sign exactly as name appears on the
                                        other side of this Security)

Signature Guarantee:          __________________________________________________
                              Participant in a recognized Signature Guarantee
                              Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________________        ___________________________________
                                           NOTICE:        To be executed by
                                                          an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:


Section 4.15 [     ]       Section 4.16 [     ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $

Date:  _____________                Your Signature: __________________________
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)

Signature Guarantee:           _______________________________________________
                               Participant in a recognized Signature Guarantee
                               Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

                  Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
         (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form (the "Global Security Legend"):

                  THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS
         NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C


                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
             TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


                                                             __________ , ____

J.P. Morgan Trust Company, National Association
111 Monument Circle, 15th Floor
Indianapolis, Indiana 46204
Attention:  Corporate Trust Administration

Facsimile:  (317) 592-5060
Telephone:  (317) 321-8203


Ladies and Gentlemen:

                  In connection with our proposed purchase of 8 1/4% Senior Subordinated Notes due 2012 (the "Notes") of AEARO COMPANY I, a Delaware corporation (the "Issuer"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least $100,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, except as permitted in the sections entitled "Notice to investors" of the Offering Memorandum.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,
                                      [Name of Transferee]



                                       By: ___________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D


                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


                                                             ____________ , ___

J.P. Morgan Trust Company, National Association
111 Monument Circle, 15th Floor
Indianapolis, Indiana 46204
Attention:  Corporate Trust Administration

Facsimile:  (317) 592-5060
Telephone:  (317) 321-8203


                  Re:    Aearo Company I (the "Issuer")
                         8 1/4% Senior Subordinated Notes due 2012 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By: ________________________________
                                                  Authorized Signatory

                                                                       EXHIBIT E


        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                     OF TEMPORARY REGULATION S GLOBAL NOTE


                                                    -------------------,-------

J.P. Morgan Trust Company, National Association
111 Monument Circle, 15th Floor
Indianapolis, Indiana 46204
Attention:  Corporate Trust Administration

Facsimile:  (317) 592-5060
Telephone:  (317) 321-8203
Attention:  Corporate Trust Department

                  Re:   Aearo Company I (the "Issuer")
                        8 1/4% Senior Subordinated Notes due 2012 (the "Notes")

Dear Sirs:

                  This letter relates to U.S. $ ______________ principal amount of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.16(c) of the Indenture (the "Indenture") dated as of April 7, 2004 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States (or to an Initial Purchaser (as defined in the Indenture)) to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                  You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                       Very truly yours,
                                       [Name of Holder]


                                       By:  _______________________________
                                                 Authorized Signature


                                      E-1